UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 7, 2016

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

131 Front Street, Hamilton HM12, Bermuda
(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 1, 2016, A.M. Best Company ("A.M. Best") upgraded the financial strength rating ("FSR") to A (Excellent) from A- (Excellent) and the issuer credit ratings ("ICR") to "a” from "a-” for Maiden Holdings, Ltd. ("Maiden Holdings") [NASDAQ:MHLD] subsidiaries Maiden Reinsurance Ltd. (headquartered in Hamilton, Bermuda) and Maiden Reinsurance North America, Inc. (headquartered in Mount Laurel, New Jersey).  A.M. Best also has upgraded the ICRs to “bbb” from “bbb-” for Maiden Holdings and its subsidiary, Maiden Holdings North America, Ltd. ("MHNA") (Delaware), whose debt is fully and unconditionally guaranteed by Maiden Holdings. The issue and indicative issue ratings of Maiden Holdings and MHNA also have been upgraded. Their outlooks have been revised to stable from positive.  Founded in 1899, A.M. Best Company is the world's oldest and most authoritative insurance rating and information source. For the full press release issued by A.M. Best Company announcing the rating action, visit www.ambest.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2016	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary